Exhibit 99.1
TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Dispositions
On December 27, 2007, Teleflex Incorporated (the “Company”) completed the sale of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems (the “Business”) to Kongsberg Automotive Holding ASA (“Kongsberg”) for $560 million in cash. The Business meets the criteria for reporting discontinued operations under Statement of Financial Accounting Standards (“SFAS”) no. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”
The business units divested, Teleflex Automotive, Teleflex Industrial and Teleflex Fluid Systems, are all part of the Teleflex Commercial Segment.
The unaudited pro forma condensed combined Statements of Income give effect to the closing of the transaction as if the sale had been consummated at the beginning of the fiscal year ended December 26, 2004. The unaudited pro forma condensed combined Balance Sheet gives effect to the closing of the transaction as if the sale had been consummated on September 30, 2007. As such, the resulting gain or loss as reported in the unaudited pro forma condensed combined Balance Sheet as of September 30, 2007 may be different than the gain or loss that will be recognized by the Company upon the completion date of the transaction.
The Company’s Credit Agreement requires a mandatory prepayment of the net cash proceeds from any asset sale. The net cash proceeds from the divestiture of the Business are subject to this mandatory prepayment arrangement under the terms of the Credit Agreement. The pro forma results for the condensed combined Balance Sheet show the repayment of the net cash proceeds from the sale of the Business of $400 million as if the repayment occurred on September 30, 2007. As a result of the repayment, the Balance Sheet also reflects the write-off of $4.2 million of the deferred financing costs related to the Term Loan Facility proportionate to the amount of the loan repayment.
Acquisitions
On October 1, 2007, Teleflex Incorporated (“the Company”) acquired all of the outstanding capital stock of Arrow International, Inc. (“Arrow”) for approximately $2.1 billion. Arrow is a global provider of catheter-based access and therapeutic products for critical and cardiac care. The acquisition was financed from:

Total
(in thousands)
Cash on hand	$422,647

Company Credit Agreement:
Term loan facility, five year term, rate of LIBOR + 150 basis points	1,400,000
$400 million Revolving credit facility, five year term, rate of LIBOR + 150 basis points	72,000
Note Purchase Agreement:
7.62% Series A Senior Notes, due 10/1/2012	130,000
7.94% Series B Senior Notes, due 10/1/2014	40,000
Floating Rate Series C Senior Notes, due 10/1/2012	30,000

Total	$2,094,647

In connection with the acquisition and new borrowings, the Company also:
•	Executed an interest rate swap for $600 million of the term loan from a floating rate to a fixed rate of 6.25%.

•	Retired notes consisted of: $30,000,000 7.40% Senior Notes due November 15, 2007 and $30,000,000 6.80% Senior Notes, Series B due December 15, 2008.

•	Amended the interest rates on existing notes as follows:
o	7.66% in respect of the $150,000,000 Series 2004-1 Tranche A Senior Notes due 2011

o	8.14% in respect of the $100,000,000 Series 2004-1 Tranche B Senior Notes due 2014

o	8.46% in respect of the $100,000,000 Series 2004-1 Tranche C Senior Notes due 2016

o	7.82% in respect of the $50,000,000 Senior Notes due October 25, 2012.
The accompanying unaudited pro forma condensed combined Balance Sheet combines the historical balance sheets of the Company as of September 30, 2007 and Arrow as of August 31, 2007, under the purchase method of accounting, giving effect to the transaction as if it had occurred on September 30, 2007.

TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION
The accompanying unaudited pro forma condensed combined statements of income combine the historical statements of income of the Company for the fiscal period December 26, 2005 to December 31, 2006, the Company’s fiscal year, and the nine month interim period January 1, 2007 to September 30, 2007 with Arrow’s historical statement of income for the fiscal period December 1, 2005 to November 30, 2006, and the nine month interim period from December 1, 2006 to August 31, 2007, respectively. Arrow’s fiscal year end is August 31. In order to present Arrow’s historical statements in accordance with SEC guidelines, the fiscal period for Arrow was derived from their August 31, 2006 fiscal year end historical financials, deducting the three month period ending November 30, 2005 and adding the three month period ending November 30, 2006. Arrow’s nine month interim period was derived from their August 31, 2007 fiscal year end historical financials and deducting the three month period ending November 30, 2006. The pro forma statements of income presented gives effect to the transaction as if it had occurred at the beginning of the Company’s fiscal period, December 26, 2005.
The costs related to the integration of Arrow’s operations into the Company are not included in the unaudited pro forma condensed combined balance sheet as of September 30, 2007. We have not yet finalized the integration plan for Arrow, as such, we have not yet finalized our estimate of integration costs. We expect a significant portion of these costs will require cash outlays and will primarily relate to severance and other integration-related costs, including the elimination of excess capacity and workforce reductions. To the extent that the costs relate to actions that impact Arrow’s employees and operations, such costs will be accounted for as a cost of the Acquisition and will be included in goodwill. To the extent that the costs relate to actions that impact the Company’s employees and operations, such costs will be accounted for as a charge to earnings in the periods that the related actions are taken. In addition, the pro forma combined balance sheet does not reflect Arrow’s change in control costs related to the vesting of share based awards and management bonuses of approximately $42.9 million and consulting and legal fees of approximately $14.0 million related to Arrow’s review of strategic alternatives to enhance shareholder value. These costs and fees were paid on October 1, 2007.
The unaudited pro forma condensed combined statements of income do not include the costs of integrating Arrow, nor do they include the estimated annual synergies expected to be realized upon completion of the integration of Arrow, nor do they include the nonrecurring charges that the Company will be recording in its financials in the next twelve months for the $35.8 million inventory step-up, the $30.0 million in-process research and development write-off that is charged to expense as of the date of the combination and the $1.0 million financing costs paid to third parties for the amended notes.
The unaudited pro forma condensed combined balance sheet as of September 30, 2007 does not include the anticipated deferred tax liability for Arrow related to the change in position by Teleflex management with respect to previously untaxed foreign earnings of Arrow which historically were considered permanently reinvested. The Company has not yet finalized its analysis, however the deferred tax liability will be accounted for as a cost of the acquisition and will be included in goodwill.
The Company’s taxes on income from continuing operations of $140.7 million for 2007 includes discrete income tax charges incurred by Teleflex in anticipation of the Arrow acquisition during the third quarter of 2007. Specifically, in connection with funding the acquisition of Arrow, the Company (i) repatriated approximately $197.0 million of cash from foreign subsidiaries which had previously been deemed to be permanently reinvested in the respective foreign jurisdictions; and (ii) changed its position with respect to certain additional previously untaxed foreign earnings to treat these earnings as no longer permanently reinvested. These items resulted in a discrete income tax charge during the third quarter of 2007 of approximately $90.2 million.
The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. A preliminary allocation of the costs to acquire Arrow has been made to certain of the assets of Arrow in the accompanying unaudited pro forma combined financial statements based on preliminary estimates. The Company is continuing to assess the estimated fair values of the assets and liabilities acquired. Accordingly, the final allocation may be different from the amounts reflected in the accompanying unaudited pro forma combined financial statements.
The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of the Company and Arrow and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Financing Arrangements
The Company incurred the following financing costs (in thousands):

Total
Company Credit Agreement:
Term loan facility	$14,540
Revolving credit facility	3,707
Note Purchase Agreement:
7.62% Series A Senior Notes	803
7.94% Series B Senior Notes	247
Floating Rate Series C Senior Notes	185
Amended Notes – paid to creditor	1,083

Deferred Financing Costs	$20,565

For the nine months ended September 30, 2007 the pro forma condensed combined income statement interest expense (based on the stated interest rates), amortization of financing costs and the potential impact from a 1/8% change in interest rates on debt that is not at a fixed rate was determined as follows (in thousands):

	Interest	Amortization of		1/8%
	Expense	Financing Costs	Total	Variance
Company Credit Agreement:
Term loan facility	$72,305	$2,482	$74,787	$1,171
Revolving credit facility	15,006	556	15,562	270
Note Purchase Agreement:
7.62% Series A Senior Notes	7,434	121	7,555	—
7.94% Series B Senior Notes	2,385	26	2,411	—
Floating Rate Series C Senior Notes	1,842	28	1,870	27
Amended Notes	7,261	155	7,416	—

	106,233	3,368	109,601	1,468
Interest Rate Swap at 6.25%	(5,948)	—	(5,948)	(567)

Total	$100,285	$3,368	$103,653	$901

For the year ended December 31, 2006 the pro forma condensed combined income statement interest expense (based on the stated interest rates), amortization of financing costs and the potential impact from a 1/8% change in interest rates on debt that is not at a fixed rate was determined as follows (in thousands):

	Interest	Amortization of		1/8%
	Expense	Financing Costs	Total	Variance
Company Credit Agreement:
Term loan facility	$93,714	$3,614	$97,328	$1,708
Revolving credit facility	19,455	741	20,196	360
Note Purchase Agreement:
7.62% Series A Senior Notes	9,912	161	10,073	—
7.94% Series B Senior Notes	3,180	35	3,215	—
Floating Rate Series C Senior Notes	2,399	37	2,436	36
Amended Notes	9,680	206	9,886	—

	138,340	4,794	143,134	2,104
Interest Rate Swap at 6.25%	(5,992)	—	(5,992)	(756)

Total	$132,348	$4,794	$137,142	$1,348

TELEFLEX INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA FINANCIAL INFORMATION
Purchase Accounting
The components of acquisition cost are as follows (in millions):

Purchase price to acquire all of Arrow’s outstanding common stock	$2,094.6
Transaction costs incurred by Teleflex, consisting primarily of fees and expenses of investment bankers, attorney’s and accountants	10.8

Total acquisition cost	$2,105.4

The preliminary allocation of acquisition cost to the Arrow assets and liabilities acquired under the purchase method of accounting is as follows (in millions):

Preliminary Purchase Price Allocation
Net assets of Arrow per historical balance sheet as of August 31, 2007	(1	)(a)	$571.2
Adjustments to record net assets acquired based on estimated fair values:
Accounts receivable, net	(1	)(b)	(0.2)
Inventories	(1	)(c)(d)	35.8
Property, plant and equipment, net	(1	)(c)	(0.9)
Incremental intangible assets	(1	)(c)(e)	615.8
Indefinite lived intangible assets	(1	)(c)(e)	249.0
In-process research and development	(1	)(c)(e)	30.0
Deferred income taxes — noncurrent	(1	)(f)	(332.2)
FIN 48	(1	)(g)	(4.9)
Incremental goodwill recorded			941.8

Total acquisition cost			$2,105.4

(1)(a)	Includes $42.9 million of goodwill and $36.3 million of intangible assets recorded in Arrow’s historical balance sheet as of August 31, 2007.

(1)(b)	Reflects an adjustment to record Arrow’s accounts receivable at net fair value.

(1)(c)	Preliminary fair value adjustments determined by Teleflex’s management.

(1)(d)	Finished goods were valued at estimated selling prices less the sum of costs of disposal and a reasonable profit allowance to sell. Work in process was valued at estimated selling prices of finished goods less the sum of costs to complete, costs of disposal, and a reasonable profit allowance to sell based on profit for similar finished goods. Raw materials were valued at current replacement costs.

(1)(e)	Certain assets acquired in the Arrow merger qualify for recognition as intangible assets apart from goodwill in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The preliminary estimated fair value of intangible assets acquired included customer related intangibles of $498.7 million, trade names of $249.0 million and purchased technology of $153.4 million. Customer related intangibles have a useful life of 25 years and purchased technology have useful lives ranging from 7-15 years. Tradenames have an indefinite useful life. A portion of the purchase price allocation, represented in-process research and development is deemed to have no future alternative use and will be charged to expense as of the date of the combination.

(1)(f)	The increase in noncurrent deferred income taxes primarily represents a $332.2 million deferred tax liability associated with the difference between the assigned values and tax bases of the incremental $615.8 million intangible assets, the $249.0 million indefinite lived intangible assets as well as the preliminary fair value purchase accounting adjustments to accounts receivable, net, inventories and property, plant and equipment, net. No deferred taxes were recorded for in-process research and development.

(1)(g)	Purchase accounting adjustment for FIN 48 to conform Arrow’s accounting policy.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	(Dollars and shares in thousands, except per share)
	Teleflex, Inc			Teleflex, Inc	Arrow			Combined
	September 30,			September 30,	August 31,		Pro Forma	September 30,
	2007		Disposition	2007	2007		Adjustments	2007
				Adjusted
Revenues	$2,003,124	A	$(651,905)	$1,351,219	$388,995		$—	$1,740,214
Materials, labor and other product costs	1,387,187	A	(514,723)	872,464	194,632		—	1,067,096

Gross profit	615,937		(137,182)	478,755	194,363		—	673,118
Selling, engineering and administrative expenses	394,604	A	(97,118)	297,486	127,706	B	(3,621)
						C	19,766	441,337
Net loss on sales of assets	1,121		—	1,121	101		—	1,222
Special charges	—		—	—	8,120	D	(8,120)	—
Restructuring and impairment charges	6,999	A	(540)	6,459	1,329		—	7,788

Income from continuing operations before interest, taxes and minority interest	213,213		(39,524)	173,689	57,107		(8,025)	222,771
Interest expense	29,147	A	(579)	28,568	1,547	E	(1,547)
						F	(549)
						G	103,653
						H	(21,367)	110,305
Interest income	(8,301)	A	379	(7,922)	(5,563)	I	13,485	—

Income from continuing operations before taxes and minority interest	192,367		(39,324)	153,043	61,123		(101,700)	112,466
Taxes on income from continuing operations	140,708	A	(12,534)	128,174	22,939	J	(90,162)
						K	(36,444)	24,507

Income from continuing operations before minority interest	51,659		(26,790)	24,869	38,184		24,906	87,959
Minority interest in consolidated subsidiaries, net of tax	22,416	A	(1,400)	21,016	—		—	21,016

Income from continuing operations	$29,243		$(25,390)	$3,853	$38,184		$24,906	$66,943

Earnings per share:

Basic:
Income from continuing operations	$0.75		$(0.65)	$0.10				$1.71

Diluted:
Income from continuing operations	$0.74		$(0.64)	$0.10				$1.69

Weighted average common shares outstanding:
Basic	39,207			39,207				39,207
Diluted	39,638			39,638				39,638
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Statement of Income for the Nine Months ended September 30, 2007

Note A
Reflects the elimination of the operations of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.

Note B
The reduction in depreciation expense reflects adjustments determined by Teleflex’s management that reduced the fair values of Property, Plant and Equipment, net, primarily in computer software and computer hardware.

Note C	Reflects the increase in amortization of intangibles identified in the preliminary purchase price allocation.

Note D
Reflects the reversal of Arrow’s special charges recognized during fiscal 2007 for material nonrecurring charges related to Arrow’s review of strategic alternatives to enhance shareholder value as they are directly attributable to the merger. The special charges related to legal and consulting $3.8 million, severance and related costs to former executives $1.9 million and accelerated vesting of stock options $2.4 million.

Note E	Elimination of Arrow interest expense for debt repaid in connection with the acquisition by the Company.

Note F
Reflects elimination of interest expense related to the Company’s retired notes. As of January 1, 2007 the outstanding principle on the 7.40% Senior Notes was $3 million and the outstanding principle on the 6.80% Senior Notes was $7.5 million. These notes were repaid in connection with the additional borrowings used to finance the acquisition.

Note G	Reflects interest expense and amortization of financing costs as shown in the nine months ended September 30, 2007 table under the Financing Arrangements note above.

Note H
Reflects the reduction in interest expense on the term loan facility, as required under the Company’s Credit Agreement, resulting from application of the proceeds on the sale of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.

(in thousands)
Lower interest expense on the term loan facility	$20,658
Lower amortization expense of debt issuance costs related to the term loan facility	709

$21,367

Note I	Reflects reversal of interest income due to the utilization of cash and cash equivalents for the merger.

Note J	Reflects the reversal of discrete income tax charges incurred in connection with funding the Arrow acquisition, as noted above.

Note K	Reflects the tax effects at the statutory tax rates applicable to the jurisdictions to which the pro forma adjustments have been made.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Unaudited)

	Nine Months Ended
	September 24,			September 24,
	2006		Disposition	2006
	(Dollars and shares in thousands, except per share)
Revenues	$1,855,592	A	$(613,587)	$1,242,005
Materials, labor and other product costs	1,299,075	A	(485,178)	813,897

Gross profit	556,517		(128,409)	428,108
Selling, engineering and administrative expenses	361,071	A	(82,934)	278,137
Net loss on sales of assets	732		—	732
Restructuring and impairment charges	16,243	A	(485)	15,758

Income from continuing operations before interest, taxes and minority interest	178,471		(44,990)	133,481
Interest expense	31,158	A	(1,073)	30,085
Interest income	(4,877)	A	83	(4,794)

Income from continuing operations before taxes and minority interest	152,190		(44,000)	108,190
Taxes on income from continuing operations	37,755	A	(13,526)	24,229

Income from continuing operations before minority interest	114,435		(30,474)	83,961
Minority interest in consolidated subsidiaries, net of tax	18,215	A	(1,249)	16,966

Income from continuing operations	$96,220		$(29,225)	$66,995

Earnings per share:

Basic:
Income from continuing operations	$2.40		$(0.73)	$1.67

Diluted:
Income from continuing operations	$2.39		$(0.73)	$1.66

Weighted average common shares outstanding:
Basic	40,019			40,019
Diluted	40,241			40,241
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(A) - Reflects the elimination of the operations of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Unaudited)

	For the Fiscal Period Ended December 31, 2006
	(Dollars and shares in thousands, except per share)
	Teleflex, Inc			Teleflex, Inc	Arrow			Combined
	December 31,			December 31,	November 30,		Pro Forma	December 31,
	2006		Disposition	2006	2006		Adjustments	2006
				Adjusted
Revenues	$2,514,886	A	$(824,077)	$1,690,809	$490,796		$—	$2,181,605
Materials, labor and other product costs	1,760,024	A	(654,372)	1,105,652	248,341		—	1,353,993

Gross profit	754,862		(169,705)	585,157	242,455		—	827,612
selling, engineering and administrative expenses	484,547	A	(109,586)	374,961	159,377	B	(5,080)
						C	26,404	555,662
Net loss on sales of assets	838	A	(106)	732	(281)		—	451
Restructuring and impairment charges	25,226	A	(2,903)	22,323	225		—	22,548

Income from continuing operations before interest, taxes and minority interest	244,251		(57,110)	187,141	83,134		(21,324)	248,951
Interest expense	41,997	A	(797)	41,200	1,264	D	(1,264)
						E	(1,077)
						F	137,142
						G	(29,843)	147,422
Interest income	(6,412)	A	135	(6,277)	(5,100)	H	11,377	—

Income from continuing operations before taxes and minority interest	208,666		(56,448)	152,218	86,970		(137,659)	101,529
Taxes on income from continuing operations	50,295	A	(17,376)	32,919	28,305	I	(49,549)	11,675

Income from continuing operations before minority interest	158,371		(39,072)	119,299	58,665		(88,110)	89,854
Minority interest in consolidated subsidiaries, net of tax	24,957	A	(1,746)	23,211	—		—	23,211

Income from continuing operations	$133,414		$(37,326)	$96,088	$58,665		$(88,110)	$66,643

Earnings per share:

Basic:
Income from continuing operations	$3.36		$(0.94)	$2.42				$1.68

Diluted:
Income from continuing operations	$3.34		$(0.93)	$2.40				$1.67

Weighted average common shares outstanding:
Basic	39,760			39,760				39,760
Diluted	39,988			39,988				39,988
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Statement of Income for the Twelve Months ended December 31, 2006

Note A
Reflects the elimination of the operations of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.

Note B
The reduction in depreciation expense reflects adjustments determined by Teleflex’s management that reduced the fair values of Property, Plant and Equipment, net, primarily in computer software and computer hardware.

Note C	Reflects the increase in amortization of intangibles identified in the preliminary purchase price allocation.

Note D	Elimination of Arrow interest expense for debt repaid in connection with the acquisition by the Company.

Note E
Reflects elimination of interest expense related to the Company’s retired notes. As of December 25, 2005 the outstanding principle on the 7.40% Senior Notes was $6 million, $3 million was repaid in September 2006, and the outstanding principle on the 6.80% Senior Notes was $11 million, $3.5 million was repaid in September 2006. These notes were repaid in connection with the additional borrowings used to finance the acquisition.

Note F	Reflects interest expense and amortization of financing costs as shown in the year ended December 31, 2006 table in the Financing Arrangements note above.

Note G
Reflects the reduction in interest expense on the term loan facility, as required under the Company’s Credit Agreement, resulting from application of the proceeds on the sale of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.

(in thousands)
Lower interest expense on the term loan facility	$28,810
Lower amortization expense of debt issuance costs related to the term loan facility	1,033

$29,843

Note H	Reflects reversal of interest income due to the utilization of cash and cash equivalents for the merger.

Note I	Reflects the tax effects at the statutory tax rates applicable to the jurisdictions to which the pro forma adjustments have been made.

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Unaudited)

	Year Ended
	December 25,			December 25,
	2005		Dispositions	2005
	(Dollars and shares in thousands, except per share)
Revenues	$2,387,613	A	$(825,741)	$1,561,872
Materials, labor and other product costs	1,692,826	A	(648,064)	1,044,762

Gross profit	694,787		(177,677)	517,110
Selling, engineering and administrative expenses	440,677	A	(106,849)	333,828
Gain on sales of businesses and assets	(14,557)	A	443	(14,114)
Restructuring and impairment charges	27,066	A	(3,387)	23,679

Income from continuing operations before interest, taxes and minority interest	241,601		(67,884)	173,717
Interest expense	44,501	A	(468)	44,033
Interest income	(4,363)		—	(4,363)

Income from continuing operations before taxes and minority interest	201,463		(67,416)	134,047
Taxes on income from continuing operations	46,931	A	(19,389)	27,542

Income from continuing operations before minority interest	154,532		(48,027)	106,505
Minority interest in consolidated subsidiaries, net of tax	20,337	A	(1,319)	19,018

Income from continuing operations	$134,195		$(46,708)	$87,487

Earnings (losses) per share:
Basic:
Income from continuing operations	$3.31		$(1.15)	$2.16

Diluted:
Income from continuing operations	$3.28		$(1.14)	$2.14

Weighted average common shares outstanding:
Basic	40,516			40,516
Diluted	40,958			40,958
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(A) -	Reflects the elimination of the operations of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
(Unaudited)

	Year Ended
	December 26,			December 26,
	2004		Disposition	2004
	(Dollars and shares in thousands, except per share)
Revenues	$2,271,992	A	$(802,429)	$1,469,563
Materials, labor and other product costs	1,593,206	A	(617,751)	975,455

Gross profit	678,786		(184,678)	494,108
Selling, engineering and administrative expenses	475,890	A	(110,149)	365,741
Gain on sales of businesses and assets	(2,733)		—	(2,733)
Restructuring and impairment charges	67,618	A	(14,156)	53,462

Income from continuing operations before interest, taxes and minority interest	138,011		(60,373)	77,638
Interest expense	37,682	A	(127)	37,555
Interest income	(565)		—	(565)

Income from continuing operations before taxes and minority interest	100,894		(60,246)	40,648
Taxes on income from continuing operations	11,297	A	(19,319)	(8,022)

Income from continuing operations before minority interest	89,597		(40,927)	48,670
Minority interest in consolidated subsidiaries, net of tax	19,219	A	(1,174)	18,045

Income from continuing operations	$70,378		$(39,753)	$30,625

Earnings per share:
Basic:
Income from continuing operations	$1.75		$(0.99)	$0.76

Diluted:
Income from continuing operations	$1.74		$(0.98)	$0.76

Weighted average common shares outstanding:
Basic	40,205			40,205
Diluted	40,495			40,495
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(A) -	Reflects the elimination of the operations of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	Teleflex, Inc			Teleflex, Inc	Arrow			Combined
	September 30,			September 30,	August 31,		Pro Forma	September 30,
	2007		Disposition	2007	2007		Adjustments	2007
				Adjusted
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$497,724	A	$559,840	$1,057,564	$159,398	C	$1,672,000	$
						D	(35,054)
						E	(2,105,452)
						F	(20,565)
						G	(400,000)	327,891
Marketable securities	—		—	—	16,024		—	16,024
Accounts receivable, net	396,481	A	(158,335)	238,146	107,741	E	(215)	345,672
Inventories	420,807	A	(107,258)	313,549	112,665	E	35,852	462,066
Prepaid expenses	23,210	A	(7,847)	15,363	16,096		—	31,459
Deferred tax assets	66,842	A	(3,539)	63,303	11,956		—	75,259
Assets held for sale	2,760		—	2,760	—		—	2,760

Total current assets	1,407,824		282,861	1,690,685	423,880		(853,434)	1,261,131
Property, plant and equipment, net	388,577	A	(143,685)	244,892	183,896	E	(879)	427,909
Goodwill	534,208	A	(71,573)	462,635	42,907	E	941,779	1,447,321
Intangibles and other assets	285,514	A	(42,451)	243,063	63,725	E	894,797
						F	20,565
						G	(4,154)
						H	(30,000)	1,187,996
Investments in affiliates	28,072	A	(3)	28,069	—		—	28,069
Deferred tax assets	4,608	A	(616)	2,344	—		—
		B	(1,648)					2,344

Total assets	$2,648,803		$22,885	$2,671,688	$714,408		$968,674	$4,354,770

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Current borrowings	$80,562		$—	$80,562	$35,749	D	$(35,054)	$
						C	105,000
						C	72,000
						G	(30,000)	228,257
Accounts payable	214,707	A	(96,134)	118,573	17,655		—	136,228
Accrued expenses	112,154	A	(41,201)	85,141	36,051		—
		A	14,188					121,192
Payroll and benefit-related liabilities	85,766	A	(747)	85,019	23,905		—	108,924
Income taxes payable	50,203	A	(665)	192,738	—	G	(1,516)
		A	143,200					191,222
Deferred tax liabilities	1,099	A	(199)	900	—		—	900

Total current liabilities	544,491		18,442	562,933	113,360		110,430	786,723
Long-term borrowings	455,878		—	455,878	—	C	1,295,000
						C	200,000
						G	(370,000)	1,580,878
Deferred tax liabilities	130,005	A	(19,178)	110,827	6,873	E	332,187	449,887
Pension and postretirement benefit liabilities	87,111	A	(16,579)	68,146	22,961		—
		B	(2,386)					91,107
Other liabilities	96,317	A	(1,279)	95,038	—	E	4,909	99,947

Total liabilities	1,313,802		(20,980)	1,292,822	143,194		1,572,526	3,008,542
Minority interest in equity of consolidated subsidiaries	44,941	A	(10,721)	34,220	—		—	34,220
Commitments and contingencies Shareholders’ equity	1,290,060	A	54,586	1,344,646	571,214	G	(2,638)
						H	(30,000)
						I	(571,214)	1,312,008

Total liabilities and shareholders’ equity	$2,648,803		$22,885	$2,671,688	$714,408		$968,674	$4,354,770

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

TELEFLEX INCORPORATED AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Pro Forma Balance Sheet as of September 30, 2007

Note A
Reflects the proceeds, the elimination of the assets and liabilities and the adjustments to record the sale of the Company’s business units that design and manufacture automotive and industrial driver controls, motion systems and fluid handling systems, which were sold to Kongsberg.

(in thousands)
Cash — proceeds	$559,840
Accrued expenses — investment banker fees and other consulting costs	(7,762)
Accrued expenses — retention accrual	(6,426)
Income taxes payable — for taxes on sale of business units	(143,200)
Curtailment loss	(1,950)
Net assets and liabilities of business units sold	(348,604)
Cumulative translation related to business units sold included in the gain	43,307

Gain on sale of business units sold	95,205
Accumulated other comprehensive income — pension curtailment	2,688
Reclassification of cumulative translation related to business units sold included in the gain	(43,307)

$54,586

Note B	Reflects the adjustments to record the pension curtailment loss related to the Company’s business units which were sold to Kongsberg.

(in thousands)
Deferred tax assets	$(1,648)
Pension and other postretirement	2,386
Accumulated other comprehensive income	(2,688)

Curtailment loss — included in gain on sale of business units	$(1,950)

Note C	Reflects the cash proceeds and additional indebtedness incurred under the Company’s Credit Agreement and issuance of new notes under the Note Purchase Agreement.

(in thousands)
Current portion of term loan facility	$105,000
Revolving credit facility	72,000
Noncurrent portion of term loan facility	1,295,000
Noncurrent portion of new notes under the Note Purchase Agreement	200,000

$1,672,000

Note D	Reflects the elimination of Arrow debt repaid in connection with the acquisition by the Company.

Note E	Reflects the purchase price paid for Arrow and the fair value adjustments determined by Teleflex’s management to record the acquisition. See the Purchase Accounting note above.

Note F	Reflects the deferred financing costs associated with the Company’s Credit Agreement, Note Purchase Agreements and the amended notes. See the Financing Arrangements note above.

Note G
Reflects a partial repayment of the term loan facility from the proceeds from the sale of the Company’s business units which were sold to Kongsberg, as required under the Company’s Credit Agreement and the related write-off of deferred financing costs.

Note H	Reflects the write-off of in-process research and development recorded in Note E.

Note I	Reflects the elimination of Arrow equity.